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                                                                    EXHIBIT 10.6

                                    SUBLEASE

         This SUBLEASE AGREEMENT is made as of April 5th 1999 between INDIGO AMERICA, INC., with a principal place of business at 400 Unicorn Park Drive, Woburn, Massachusetts ("Sublandlord") and FAIRMARKET INCORPORATED, a Delaware corporation with a principal place of business at 400 Unicorn Park Drive, Woburn, Massachusetts 01801 ("Sub-Tenant").

                              W I T N E S S E T H:

         WHEREAS, Sublandlord is the tenant of certain office premises located at 400 Unicorn Park Drive, Woburn, Massachusetts (the "Prime Premises") under a Lease Agreement dated October 6, 1993, as amended November 3, 1993, as further amended by a Second Lease Amendment dated December 1994, and as further amended by a Third Lease Amendment dated July 23, 1996 (the "Prime Lease") between MET LIFE INTERNATIONAL REAL ESTATE PARTNERS LIMITED PARTNERSHIP (the "Prime Landlord") and Sublandlord; and

         WHEREAS, Sub-Tenant desires to sublet a portion of the Prime Premises and Sublandlord is willing to sublet the same on the conditions and terms set forth below.

         NOW, THEREFORE, the parties, for valuable consideration received, agree as follows:

1.       LEASE OF PREMISES.

         1.1. PREMISES. Sublandlord hereby demises and sublets to Sub-Tenant, and Sub-Tenant hires from Sublandlord, that portion of the Prime Premises consisting of approximately 7,829 square feet on the second floor shown on Exhibit A attached hereto and incorporated herein by reference (the "Premises").

2.       TERM.

         2.1. INITIAL TERM. The term of this Sublease shall commence on April 19, 1999 and shall end on or about January 31, 2004, or at the termination of the Prime Lease. Each Lease Year shall be for twelve (12) calendar months ending on December 31st of each year.

         2.2. SUBJECT TO PRIME LEASE. Notwithstanding anything to the contrary herein, this Sublease shall terminate, and be of no further force and effect, upon termination of the Prime Lease for any reason, without liability to Sublandlord whatsoever. In addition, under no circumstances shall Sublandlord be liable for failure to perform any obligation hereunder if said obligation is an obligation of Prime Landlord under the Prime Lease and Sublandlord is using reasonable efforts to enforce its rights under the Prime Lease.

3.       RENT.

         3.1. BASE RENT. Commencing on June 15, 1999, Sub-Tenant covenants and agrees


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                  with Sublandlord to pay base rent during the term of this
                  Lease in the amount of $156,580.00 per year ($13,048.33 per month)

                  Equal monthly installments of base rent shall be payable in advance on or before the first day of each calendar month of the term of this Lease, prorated with respect to any fractional calendar month.

         3.2. ADDITIONAL RENT. Sub-Tenant agrees to pay as additional rent the following:

                  (a) All electricity used or consumed on the Premises to be paid within fifteen (15) days after a submission of an invoice therefor;

                  (b) Sub-Tenant's pro rata share of Real Estate Taxes and Operating Costs assessed by the Prime Landlord against the Sublandlord pursuant to the Prime Lease.

                  (c) Sub-Tenant's pro rata share of any Additional Rent, as same is defined in the Prime Lease, assessed by the Prime Landlord against the Sublandlord pursuant to the Prime Lease.

         3.3. LATE PAYMENT. Sub-Tenant agrees to pay Sublandlord a late charge of Two Hundred Fifty, Dollars ($250.00) for each payment of rent that is not paid within ten (10) days after it is due.

         3.4. SECURITY DEPOSIT. Sub-Tenant shall pay to Sublandlord upon execution of this Lease a security deposit of Thirteen Thousand Forty Eight and 33/100 ($13,048.33) Dollars. Such deposit shall be held by Sublandlord (without any obligation to segregate or to pay interest) as security for the prompt and complete performance of all of Sub-Tenant's obligations hereunder. At the termination of the Sublease, Sublandlord shall return the deposit to Sub-Tenant, less any amounts owing to Sublandlord for obligations under this Sublease.

4.       PREPARATION OF PREMISES.

         4.1. CONDITION &PREMISES. Sub-Tenant agrees that it is leasing the Premises "AS IS", without representation or warranty of any kind.

5.       PERMITTED USE OF PREMISES.

         5.1. PERMITTED USE. Sub-Tenant shall use the Premises for general office purposes and for no other purposes.

         5.2. INCREASED RISK. Sub-Tenant will not do anything in or upon the Premises which may be prohibited by any insurance policy in force carried by Sublandlord covering the Premises or any portion thereof. In the event Sub-Tenant's occupancy or conduct of business on or upon the Premises results in any increase in premiums for the insurance carried from time to time by Sublandlord with respect to the Prime Premises, Sub-Tenant shall pay one hundred percent (100%) of any increase


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                  upon demand therefor from Sublandlord. In determining whether increased premiums are a result of Sub-Tenant's occupancy of the Premises, the written determination of the insurer shall be conclusive. Sub-Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

6.       MAINTENANCE AND OPERATIONS.

         6.1. SUBLANDLORD OBLIGATIONS. Subject to the provisions of the Prime Lease, Sublandlord agrees to cause the Prime Landlord to:

                  (i) furnish the Premises with heat and air conditioning as reasonably required under the Prime Lease, and

                  (ii) maintain the structural aspects of the Premises and the building of which it is a part.

         6.2.     SUB-TENANT'S OBLIGATIONS. Sub-Tenant agrees to:

                  (a) maintain the interior of the Premises, the fixtures and appurtenances therein, and the exterior glass and doorways and any special facades (such as special logos, designs or paint schemes) of the Premises, including maintaining the same in a manner appropriate for a first-class business operation;

                  (b) not overload or deface the Premises or permit any use of the Premises that would increase the insurance rate or make voidable any insurance policy on the Prime Premises, or create any fire hazard, or be unlawful, noisy, offensive or create a nuisance, or violate any governmental law or regulation or applicable insurance rating association requirement, or commit waste or other injurious acts upon person or property;

                  (c) quit and surrender the Premises clean and in the same order and condition as the Premises are in on the commencement of the term, or may be put in term with the consent of Sublandlord, ordinary wear and tear and damage by fire or casualty excepted;

                  (d) obey any rules and regulations that may be applicable to Premises, comply with all requirements applicable to the Sublandlord and/or Sub-Tenant under the Prime Lease, and not otherwise permit any act or omission in connection with the Premises that would constitute a violation or default under the Prime Lease;

                  (e) install and maintain separate metering of electricity, phone, computer networking systems and all other utilities not provided by the Prime Landlord pursuant to the Prime Lease. For all such utilities, Sub-Tenant shall pay all charges directly to the applicable utility company before such amounts are due; and

                  (f) pay for all other costs of operating Sub-Tenant's business in the Premise.


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         6.3.     INTERRUPTIONS; REPAIRS. Sublandlord or agents of Sublandlord may, at reasonable times enter the Premises to make repairs and to show the Premises to prospective purchasers or tenants. Although Sublandlord shall use reasonable efforts to ensure that such access does not interfere with the operation of Sub-Tenant's business, Sublandlord shall not be liable to Sub-Tenant (whether directly or through any set-off of rent or other charges) by reason of any inconvenience, noise or loss of business as a result of any interruption of any service or utility serving the Premises beyond Sublandlord's reasonable control or for Sublandlord entering the Premises for any authorized purpose.

7. ALTERATIONS AND ADDITIONS. Sub-Tenant may not make any structural or non-structural alterations or additions to the Premises without Sublandlord's written consent, which consent may be withheld in Sublandlord's sole discretion. Prior to any such alterations or additions, Sub-Tenant shall provide Sublandlord with detailed plans of the proposed work for Sublandlord's written approval. Any such approved alterations or additions shall be constructed diligently at Sub-Tenant's expense in a good and workmanlike manner and in compliance with all applicable laws and regulations, including any requirements under the Prime Lease, and shall be at least equal in quality to the present construction. Sub-Tenant shall be responsible for obtaining, at Sub-Tenant's expense, all applicable permits and approvals for such work. Sub-Tenant shall not permit any mechanics' liens or similar liens to remain upon the Premises for labor and material furnished to Sub-Tenant in connection with work performed at the direction of Sub-Tenant and shall immediately cause any such lien to be released of record without cost to Sublandlord. All alterations or additions made by Sub-Tenant shall remain the exclusive property of Sublandlord, and upon termination of this Sublease, if requested, by Sublandlord, Sub-Tenant shall restore the Premises to its condition as of the date hereof, wear and tear and damage by casualty excepted. Sub-Tenant may remove any such alteration or addition only if Sub-Tenant has received Sublandlord approval for their removal prior to their construction; in such case Sub-Tenant shall be responsible for the cost of repairing any resulting injury to the Premises due to such removal.

8. ASSIGNMENT; SUBLEASING. Sub-Tenant shall not assign or sublet the whole or any part of the Premises without the prior written consent of both the Prime Landlord and the Sublandlord. Sublandlord's consent may not be unreasonably withheld. However, Prime Landlord may withhold its consent in its sole discretion. For the purposes of this Sublease, any (a) assignment as a matter of law, whether by merger, consolidation or otherwise, and (b) any sale of the controlling interest in the equity of Sub-Tenant, shall be deemed to be an assignment. In the event of any permitted assignment, Sub-Tenant shall remain liable to Sublandlord for the payment of all rent and for the full performance of the covenants and conditions of this Lease.

9.       INSURANCE; LIABILITY.

         9.1. SUB-TENANT'S INSURANCE. Sub-Tenant shall maintain (a) comprehensive public liability insurance indemnifying Sublandlord, the Prime Landlord, any mortgagee of which Sub-Tenant has notice, and Sub-Tenant against all claims and demands for personal injury or death or property damage which may be claimed to have occurred upon the Premises, such insurance to be in reasonable amounts, but in any event not less than $3,000,000.00 single limit coverage and (b) all-risk casualty


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                  insurance with extended coverage on the Premises (naming
                  Sublandlord, the Prime Landlord, mortgagees of which Sub-Tenant has notice and Sub-Tenant, as their interests may appear) in an amount equivalent to the full replacement value of the improvements, fixtures, equipment and Sub-Tenant's personal property on the Premises, without allowance for depreciation. Prior to the commencement of the term, and thereafter not less than thirty (30) days prior to the expiration date of each expiring policy, Sub-Tenant shall deliver to Sublandlord original copies or certificates of the policies required hereunder. All such policies shall be written by responsible insurance companies authorized to do business in the state in which the Premises are located, and shall provide for at least thirty (30) days written notice to all named parties prior to cancellation.

         9.2. WAIVER OF SUBROGATION. Sub-Tenant will use its best efforts to cause all policies of casualty insurance to contain the insurers' waiver of subrogation and consent to pre-loss waiver of rights by the insured. Effective only when permitted by the policy or when use of its good faith efforts could have obtained such a clause at no additional cost or premium, Sub-Tenant waives all claims and rights to recover against Sublandlord in event of an insurable loss or damage. If such provision or waiver is not obtainable without the payment of an additional premium or at all, Sub-Tenant shall promptly notify Sublandlord and shall be relieved of its obligation to obtain or continue such provision or waiver in its policy unless, in the case in which the same is obtainable upon payment of an additional premium, Sublandlord pays such additional premium.

         9.3. INDEMNIFICATION AND LIABILITY. Sub-Tenant hereby indemnifies Sublandlord, Landlord, and all mortgagees against all liabilities, damages and other expenses, including reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against them by reason of either of the following occurring during the term of this Lease:

                  (a) any personal injury or property damage occurring on the Premises (other than as a result of any negligence or willful misconduct on the part of such party); or

                  (b) any personal injury or property damage occurring as a result of any negligence or willful misconduct on the part of Sub-Tenant, its agents and invitees; or

                  (c) any failure on the part of Sub-Tenant to perform or comply with any covenant required to be performed or complied with by Sub-Tenant under this Lease.

10.      CASUALTY; CONDEMNATION.

         10.1. TERMINATION; RESTORATION. If a substantial part of the Premises shall be taken by right of eminent domain or damaged by fire or other casualty and if Sublandlord


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                  does not elect to restore the Premises substantially to its former use and dimensions, then Sublandlord may elect to terminate this Lease upon thirty (30) days written notice. If Sublandlord does not elect to terminate this Lease, Sublandlord shall proceed with reasonable diligence to put the Premises or what remains thereof in such proper condition and to provide normal access thereto and to provide normal services therefor as is reasonably practical.

         10.2. RENT ADJUSTMENT. In case of any taking or damage rendering a substantial portion of the Premises unfit for its intended use, a just proportion of the rent, according to the nature and extent of the injury, shall be abated until the Premises shall have been restored to as reasonably its former condition as practical. In the event of a partial taking, provision shall be made for a permanent abatement to the extent that any portion of the Premises can no longer be so used.

         10.3. RIGHTS TO AWARDS. Sublandlord reserves all rights to insurance proceeds with respect to casualty to the Premises and its improvements (but not including contents and trade fixtures) or condemnation awards by reason of any taking or settlement in lieu of taking. Sub-Tenant grants to Sublandlord all of Sub-Tenant's rights to such proceeds or awards and covenants to execute and deliver such further instruments of assignment thereof as Sublandlord may from time to time request. Sub-Tenant may separately pursue compensation for a taking resulting in lost business or moving expenses.

11.      TITLE.

         11.1.    QUIET ENJOYMENT. Without limiting the provisions of Sections
                  2.3 and 11.2, as long as Sub-Tenant shall pay the rental and observe the other obligations and liabilities of Sub-Tenant set forth herein, Sub-Tenant shall peacefully and quietly have, hold and enjoy the Premises until the expiration of the term without any manner of hindrance or molestation by Sublandlord or anyone else claiming by, through or under Sublandlord.

         11.2. ACCESS TO THE PREMISES. Notwithstanding any provision to the contrary contained in this Sublease, Sub-Tenant agrees to provide Sublandlord with access to the electrical room located adjacent to the Premises (and accessible only through the Premises), during Sub-Tenant's normal operating hours. In addition, Sub-Tenant agrees to allow Sublandlord, when accompanied by a representative of the Prime Landlord, access to such electrical room outside of Sub-Tenant's normal operating hours. Such access, whether during or after Sub-Tenant's operating hours, shall be for the limited purpose of allowing Sublandlord to access, maintain and/or repair the electrical equipment maintained in said electrical room. Sub-Tenant further agrees to maintain the entryway to the electrical room in such a manner as to allow for access by the Sublandlord and/or the Prime Landlord at all times.

         11.3. SUBORDINATION. This Sublease shall be subject and subordinate in all respects to (a) the Prime Lease, (b) any extension, renewal, modification or replacement


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                  thereof (which will thereafter constitute part of the "Prime
                  Lease" hereunder), and (c) any and all mortgages now or at any time hereafter constituting a lien or liens on the property of which the Premises are a part and Sub-Tenant shall, when requested, execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages.

         11.3. NOTICE OF LEASE. The parties shall not execute or record a short-form or notice of lease.

12. DEFAULT. In the event that (a) Sub-Tenant shall fail to make payment of any installment of rent or other sum herein specified and such failure shall continue for five (5) days; or (b) Sub-Tenant shall fail to observe or perform any other of Sub-Tenant's covenants, agreements, or obligations hereunder and such failure shall not be corrected within fifteen (15) days after written notice thereof or such longer period as may be reasonably necessary to cure such failure; then Sub-Tenant shall be deemed in default hereunder and Sublandlord shall have the right thereafter, while such default continues, to re-enter and take possession of the Premises, to declare the term of this Sublease ended, and to remove Sub-Tenant's effects, or to exercise any and all rights and remedies as is accorded the Prime Landlord for a default of Sublandlord under the Prime Lease, all in accordance with applicable law. Sub-Tenant shall indemnify Sublandlord against all loss of rent and other payments which Sublandlord may incur by reason of such termination during the remainder of the term. If any default by Sub-Tenant, or other action of Sub-Tenant, causes a default under the Prime Lease, any grace period allowed hereunder shall in no event be greater than five (5) days less than that allowed Sublandlord under the Prime Lease.

13.      MISCELLANEOUS.

         13.1. NOTICE. Any notice hereunder shall be deemed effective when delivered (by hand, by U.S. Mail Return Receipt Requested, or by facsimile) to the parties at the following addresses:

         Sublandlord: Indigo America, Inc.
                      400 Unicorn Park Drive
                      Woburn, MA 01801
                      Attn: LEGAL/CONTRACTS DEPT.

         Sub-Tenant:  Fairmarket Incorporated
                      400 Unicorn Park Drive
                      Woburn, MA 01801
                      Attn: Pat Breitmaier, Office Manager

         A party may change its notice address by giving proper notice to the other party as set forth above.

         13.2. WAIVER. The failure of either party to seek redress for violation or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having


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                  all the force and effect of an original violation. No
                  provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing and signed by the party to be bound thereby.

         13.3. SELF-HELP. If Sub-Tenant shall default in the performance or observance of any agreement or condition in the Lease contained on its part to be performed or observed, and if Sub-Tenant shall not cure such default within fifteen (15) days (or such shorter period as is permitted under Section 12) after notice from Sublandlord (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Sublandlord may, at its option, without waiving any claim for damages, at any time thereafter cure such default for the account of Sub-Tenant, and any reasonable amount paid or any contractual liability incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Sub-Tenant and Sub-Tenant agrees to pay to Sublandlord as additional rent reimbursement thereof together with interest at the rate of eighteen percent (18%) per annum.

         13.4. FORCE MAJEURE. In any case where either party is required to do any act (other than make a payment of money), delay or impossibility caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor strikes, general shortages of labor, materials or equipment, government regulations or other causes beyond such party's control (other than causes related to such party's financial condition) shall not be actionable and the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or "a reasonable time", shall be accordingly adjusted.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives under seal as of the day and year first above written.

                                    INDIGO AMERICA, INC.

                                    By: /s/ George Krikorian
                                        ----------------------------------------
                                    Print Name: George Krikorian
                                                --------------------------------
                                    Title: Treasurer
                                           -------------------------------------
                                    Date: 4/15/99
                                          --------------------------------------


                                    SUB-TENANT:

                                    FAIRMARKET INCORPORATED

                                    By: /s/ Susan Zaney
                                        ----------------------------------------
                                    Print Name: Susan Zaney
                                                --------------------------------
                                    Title: VP, Marketing
                                           -------------------------------------
                                    Date: 4/15/99
                                          --------------------------------------


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